Exhibit 99.2(l)(1)


                    SIDLEY AUSTIN LLP    BEIJING    GENEVA       SAN FRANCISCO
                    787 SEVENTH AVENUE   BRUSSELS   HONG KONG    SHANGHAI
SIDLEY AUSTIN LLP   NEW YORK, NY  10019  CHICAGO    LONDON       SINGAPORE
-----------------   (212) 839 5300       DALLAS     LOS ANGELES  TOKYO
SIDLEY              (212) 839 5599 FAX   FRANKFURT  NEW YORK     WASHINGTON, DC



                                         FOUNDED 1866




                                      January 10, 2007

Korea Equity Fund, Inc.
Two World Financial Center, Building B
New York, New York 10281

Dear Sirs:

     This opinion is furnished in connection with the registration by Korea Equity Fund, Inc., a Maryland corporation (the "Fund"), of 2,803,000 shares of its common stock, par value $0.10 per share (the "Shares"), under the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended (the "1940 Act"), to be issued to stockholders of the Fund upon the exercise of the rights (the "Rights") to be distributed in accordance with the Fund's registration statement on Form N-2 under the Securities Act and the 1940 Act (Securities Act file no. 333-138220 and 1940 Act file no. 811-08002) (the "Registration Statement").

     As counsel for the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Shares in the manner referred to in the Registration Statement. In addition, we have examined and are familiar with the articles of incorporation of the Fund, the by-laws of the Fund, resolutions adopted by the Fund's Board of Directors relating to the issuance of the Rights and the sale and issuance of the Shares upon the exercise of the Rights (the "Resolutions") and such other documents as we have deemed relevant to the matters referred to in this opinion.

     Based upon the foregoing, we are of the opinion that the Shares, when sold, issued and paid for upon the exercise of the Rights pursuant to the Resolutions and in the manner referred to



      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships in the Registration Statement, will be validly issued, fully paid and non-assessable shares of common stock of the Fund.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus constituting a part thereof.

     In rendering the foregoing opinion, we have relied as to all matters involving the laws of the State of Maryland upon the opinion of Venable LLP, a copy of which is attached hereto.

                                    Very truly yours,

                                    /s/ Sidley Austin LLP



      Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships


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